Exhibit 4.1

                             SUBSCRIPTION AGREEMENT

      THIS SUBSCRIPTION AGREEMENT (this "Agreement"), dated as of March 24, 2005, by and among MILESTONE SCIENTIFIC INC., a Delaware corporation (the "Company"), and the subscribers identified on the signature page hereto (each a "Subscriber" and collectively "Subscribers").

      WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2) and Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"); and

      WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscribers, as provided herein, and the Subscribers shall purchase, in the aggregate, an amount not to exceed $3,000,000 (the "Purchase Price") of Units each Unit consisting of (i) ten (10) shares of the Company's common stock, $.001 par value (the "Common Stock"), and (ii) two warrants each to purchase one share of Common Stock (the "Warrants"), in the form attached hereto as Exhibit A (the "Warrants"). The shares underlying the Warrants are referred to as the Warrant Shares. The per Unit Purchase Price shall be $29.69, which is equal to the average closing price of the Common Stock on the American Stock exchange during the first ten of the 12 trading days ending on March 24, 2005, (the "Closing Date") multiplied by 10. The Purchase Price shall be payable to the Company on the Closing Date, as defined in Section 10 hereof. The shares of Common Stock issuable to the Subscribers are referred to herein as the "Shares," and the Shares, the Warrants and the Warrant Shares are collectively referred to herein as the "Securities".

      NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Subscribers hereby agree as follows:

            1. Purchase and Sale of Shares and Warrants. Subject to the satisfaction (or waiver) of the conditions to Closing set forth in this Agreement, each Subscriber shall purchase the Shares and Warrants for the Purchase Price indicated on the signature page hereto, and the Company shall sell the Shares and Warrants called for by the above formula price to the Subscriber. The Purchase Price for the Shares and Warrants shall be paid in cash. The Company shall (i) instruct its transfer agent to issue stock certificates for the number of Shares included in the Units to be purchased hereunder and to deliver such Shares to each Subscriber within 15 business days of the Closing Date, such Shares to be registered in the name of the Subscriber and (ii) deliver Warrants for the number of Warrants purchased hereunder to the Subscriber within said 15 business days. The Company will not issue fractional Units but will refund amounts in excess of the price of the nearest full number of Units which can be purchased with the purchase price tendered hereunder.


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            2. Warrants. Promptly after the Closing Date the Company will issue two Warrants to each Subscriber for each ten (10) shares issued to such Subscriber on the Closing Date. The per Warrant exercise price shall be $4.89 per share. The Warrants shall be exercisable until February 17, 2009.

            3. Subscriber's Representations and Warranties. Each Subscriber hereby represents and warrants to and agrees with the Company only as to such Subscriber that:

                  (a) Information on Company. The Subscriber has been furnished with a draft of the Company's Form 10-KSB for the year ended December 31, 2004, and has also been furnished with or has had access at the EDGAR Website of the Commission to the Company's Form 10-KSB for the year ended December 31, 2003 as filed with the Commission, together with all subsequently filed Forms 10-QSB, 8-K, and filings made with the Commission available at the EDGAR website (hereinafter referred to collectively as the "Reports"). The Subscriber has considered all factors the Subscriber deems material in deciding on the advisability of investing in the Securities.

                  (b) Information on Subscriber. At the time the Subscriber was offered the Securities it was, and as of the date hereof it is an "accredited investor", as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Subscriber has the authority to purchase and own the Securities. The Subscriber is able to bear the economic risk of such investment and at the present time, is able to afford a complete loss thereof. The information set forth on the signature page hereto regarding the Subscriber is accurate.

                  (c) Purchase of Common Stock and Warrants. The Subscriber is purchasing the Common Stock and Warrants as principal for its own account and not with a view to any distribution thereof (this representation and warranty not limiting such Subscriber's right to sell the Shares and Warrant Shares pursuant to the Registration Statement (as defined below hereof) or otherwise in compliance with applicable federal and state securities laws).

                  (d) Compliance with 1933 Act. The Subscriber understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Subscriber contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.

                  (e) Subscribers Representations. The Subscriber is not currently a holder of the issuer's securities.


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                  (f) The Subscriber confirms that it understands that it has been provided material non-public information with respect to the Company and that if the Subscriber trades on the basis of such information or provides such information to others such person may be subject to insider trading liability or liability for violation of Regulation FD.

                  (g) Correctness of Representations. Each Subscriber represents as to such Subscriber that the foregoing representations and warranties are true and correct as of the date hereof in all material respects and, unless a Subscriber otherwise notifies the Company prior to the Closing Date (as hereinafter defined), shall be true and correct in all material respects as of the Closing Date.

            4. Company Representations and Warranties. The Company represents and warrants to and agrees with each Subscriber that (i) the Company is duly organized, validly existing and in good standing on the date hereof, (ii) has full power and authority to issue the Securities, (iii) is eligible to register the resale of its Common Stock by the Subscribers under Form S-3 promulgated under the 1933 Act, (iv) upon receipt and acceptance of consideration from the Subscriber the Securities will be legally and validly issued, (v) the Company's Form 10-KSB for the year ended December 31, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Company and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (vi) the Company has taken all action required by its Articles of Incorporation and Bylaws and the rules and regulations of the American Stock Exchange to approve the offer and sale of the securities, except that it has not applied for additional listing of such securities with the American Stock Exchange but undertakes to do so promptly upon closing hereunder.

            5. Regulation D Offering. The offer and issuance of the Securities to the Subscribers is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) of the 1933 Act and Rule 506 of Regulation D promulgated thereunder.

            6. Registration and Listing.

                  (a) The Company covenants and agrees with the Subscribers that on or before the 40th day after the last Closing Date, prior to the Filing Date the Company shall prepare and file with the Commission a Registration Statement covering the shares of common stock issuable under this Agreement and issuable upon exercise of the Warrants (the "Registrable Securities") for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3. The Company shall cause the Registration Statement to become effective and remain effective as provided herein. The Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof. The Company shall use its best efforts to keep


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the Registration Statement continuously effective under the Securities Act until the date which is the earlier date of when (i) all Registrable Securities have been sold or (ii) all Registrable Securities may be sold immediately without registration under the Securities Act and without volume restrictions pursuant to Rule 144(k), as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent and the affected Holders .

                  (b) Transfers. The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement, to the Company, to an Affiliate of a Subscriber or in connection with a pledge as contemplated in this Section 10, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the 1933 Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Subscriber under this Agreement and the Registration Rights Agreement.

                  (c) Shares Legend. The Subscribers agree to the imprinting, so long as is required by this Section 7(b), of a legend on the Shares and the Warrant Shares, in substantially the following form:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, EXCEPT THAT THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OF THE HOLDER WITH A REGISTERED BROKER-DEALER OR OTHER LOAN OF THE HOLDER WITH A FINANCIAL INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT."

                  (d) Warrant Legend. The Subscribers agree to the imprinting, so long as is required by this Section 6, of a legend on the Warrants, in substantially the following form:

            "THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE SHARES


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            OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE
            SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, EXCEPT THAT THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OF THE HOLDER WITH A REGISTERED BROKER-DEALER OR OTHER LOAN OF THE HOLDER WITH A FINANCIAL INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT"

                  (e) Certificates. Certificates evidencing the Shares and Warrant Shares shall not contain any legend (including the legend set forth in Sections 7(b) and (c)), (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the 1933 Act, or (ii) following any sale of such Shares or Warrant Shares pursuant to Rule 144, or (iii) if such Shares or Warrant Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the 1933 Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Company's transfer agent promptly after the effective date of the Registration Statement if required by the Company's transfer agent to effect the removal of the legend hereunder as and when any Subscriber so requests. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrant Shares, such Warrant Shares shall be issued free of all legends

                  (f) Acknowledgement. Each Subscriber severally and not jointly agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 7 is predicated upon the Company's reliance that the Subscriber will sell any Securities pursuant to either the registration requirements of the 1933 Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

                  (g) The Company covenants and agrees with the Subscribers that on or before the 40th day after the last closing date it will file an application with the American Stock Exchange to list the shares of the Company's Common Stock underlying the Units, including the shares of Common Stock underlying the Warrants and will use its best efforts to prosecute such application to effectiveness

            7. Conditions Precedent to Obligations of the Company. The obligations of the Company are subject to the fulfillment prior to or on the Closing Date of the following conditions any of which may be waived by the Company in writing:


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                  (a) all representations and warranties of the Subscribers
contained in this Agreement shall be true and correct in all respects as of the Closing Date with the same effect as though such representations and warranties had been made on or as of such date; and (b) all agreements and covenants of the Subscribers to be performed or complied with on or prior to the Closing Date have in all material respects been so performed or complied with.

                  8. Conditions Precedent to Obligations of the Subscribers. The obligations of the Subscribers are subject to the fulfillment prior to or on the Closing Date of the following conditions any of which may be waived by the Subscribers in writing:

                  (a) all representations and warranties of the Company contained in this Agreement shall be true and correct in all respects as of the Closing Date with the same effect as though such representations and warranties had been made on or as of such date; and

                  (b) all obligations, agreements and covenants of the Company to be performed or complied with on or prior to the Closing Date shall have, in all respects been so performed or complied with.

                  9. Miscellaneous.

                  (a) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served,
(ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: Milestone Scientific Inc., 230 South Orange Avenue, Livingston, NJ 07039Attention: Leonard Osser, Chairman, fax: (973) 535-2829, with a copy to: Morse, Zelnick, Rose & Lander, LLP, 405 Park Avenue, Suite 1401, New York, New York 10022, Attention: Stephen Zelnick, telecopier: (212) 838-9190, (ii) if to the Subscriber[s], to: the one or more addresses and telecopier numbers indicated on the signature pages hereto, , and (iii) if to the Placement Agent, to: I-Bankers Securities.


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

                  (b) Closing. The consummation of the transactions contemplated herein shall take place at the offices of Morse, Zelnick, Rose & Lander, LLP, upon receipt of good funds at its escrow account ,

                  The Chase Manhattan Bank,
                  1211 Avenue of the Americas,
                  New York, New York 10036,
                  Account Name: Morse, Zelnick, Rose & Lander, LLP
                           Attorney Trust Account
                  Account Number: 967086639
                  ABA Number: 021000021

and upon the satisfaction of all conditions to Closing set forth in this Agreement. This offering shall be kept open no later than three business days after this Closing Date so as to allow one or more subsequent Closings for late subscriptions. The date of any such subsequent Closing is also referred to herein as a "Closing Date."

                  (c) Entire Agreement; Assignment. This Agreement and the other Transaction Documents represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by the Company and each Subscriber. Neither the Company nor the Subscribers have relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Subscribers. Any Subscriber may assign any or all of its rights hereunder to any person in connection with a transfer of any Security to such person, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the Subscribers.

                  (d) Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

                  (e) Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. The parties and the individuals executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule


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of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

                  (f) Independent Nature of Subscribers' Obligations and Rights. The obligations of each Subscriber hereunder are several and not joint with the obligations of any other Subscriber hereunder, and no such Subscriber shall be responsible in any way for the performance of the obligations of any other hereunder.

                  (g) Equitable Adjustment. The Securities and the purchase prices of Securities being purchased hereunder shall be equitably adjusted to offset the effect of stock splits, stock dividends, and distributions of property or equity interests of the Company to its shareholders occurring between the date of this Agreement and the Closing Date.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]


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                    SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

      Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

Dated: March _____, 2005

                                             The Company

                                             MILESTONE SCIENTIFIC INC
                                             a Delaware corporation

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                                         Subscriber
Dated: March ___ 2005

                                             -----------------------------------
                                                             Name

                                             by:
                                                --------------------------------
Print

SUBSCRIBER'S NAME AND                  PURCHASE
ADDRESS                                PRICE

                                    EXHIBIT A

      [Form of Warrant]